Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TeamStaff, Inc.

Atlanta, Georgia

We consent to the incorporation by reference in this Form S-1 Registration Statement and related Prospectus dated March 15, 2012 of our report dated December 2, 2011, relating to the consolidated financial statements of TeamStaff, Inc. included in its Annual Report (Form 10-K) for the years ended September 30, 2011 and 2010 filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in this Form S-1 Registration Statement and related Prospectus.

WithumSmith+Brown, PC

New York, New York

March 15, 2012